As filed with the Securities and Exchange Commission on August 18, 2006
Registration No. 333-108821

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

TEKELEC
(Exact name of registrant as specified in its charter)

California State or other jurisdiction of incorporation or organization)	95-2746131 (I.R.S. Employer Identification No.)

5200 Paramount Parkway Morrisville, NC (Address of Principal Executive Offices)	27560 (Zip Code)

Ronald W. Buckly, Esq.
Senior Vice President, Corporate Affairs and General Counsel
Tekelec
5200 Paramount Parkway
Morrisville, NC 27560
(919) 460-5500
(Name, address and telephone number of agent for service)

Copies to:
Katherine F. Ashton, Esq.
Bryan Cave LLP
120 Broadway, Suite 300
Santa Monica, CA 90401-2386
(310) 576-2100
Fax: (310) 576-2200

     Approximate date of commencement of proposed sale to the public: This post-effective amendment deregisters Tekelec’s 2.25% Senior Subordinated Convertible Notes Due 2008 and any shares of Common Stock of Tekelec into which such Notes are convertible that remain unsold hereunder as of the date hereof.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

DEREGISTRATION OF SECURITIES
     On September 15, 2003, Tekelec, a California corporation, filed a registration statement on Form S-3 (No. 333-108821) for purposes of registering $125,000,000 principal amount of Tekelec’s 2.25% Senior Subordinated Convertible Notes Due 2008 and the shares of Common Stock of Tekelec issuable upon conversion of the Notes. On each of September 16, 2003 and December 12, 2003, Tekelec filed an amendment to the Registration Statement and, on December 12, 2003, the Securities and Exchange Commission declared the Registration Statement effective. Pursuant to the terms of the Registration Rights Agreement that required Tekelec to file the Registration Statement, Tekelec is no longer required to keep the Registration Statement effective. Accordingly, this Post-Effective Amendment No. 1 to the Registration Statement is being filed to formally deregister, as of the date hereof, all of the Notes and shares of Common Stock that remain unsold under the Registration Statement as of the date hereof.
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SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Morrisville, State of North Carolina, on August 18, 2006.

TEKELEC
By:	/s/ Franco Plastina
Franco Plastina
President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Franco Plastina Franco Plastina	Director, President and Chief Executive Officer (Principal Executive Officer)	August 18, 2006

/s/ William H. Everett William H. Everett	Senior Vice President and Chief Financial Officer	August 18, 2006

/s/ Gregory S. Rush Gregory S. Rush	Vice President, Corporate Controller and Principal Accounting Officer	August 18, 2006

/s/ Jean-Claude Asscher * Jean-Claude Asscher	Chairman of the Board	August 18, 2006

/s/ Robert V. Adams Robert V. Adams	Director	August 18, 2006

/s/ Daniel L. Brenner * Daniel L. Brenner	Director	August 18, 2006

/s/ Mark A. Floyd Mark A. Floyd	Director	August 18, 2006

/s/ Martin Kaplan Martin Kaplan	Director	August 18, 2006

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Signature	Title	Date

/s/ Jon F. Rager * Jon F. Rager	Director	August 18, 2006

*By:	/s/ Ronald W. Buckly

Ronald W. Buckly Attorney-in-Fact

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